Microsoft Word 10.0.2627;                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:          Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: eyaish@mecnet.com


      MANCHESTER TECHNOLOGIES, INC. ANNOUNCES FISCAL THIRD QUARTER RESULTS

     HAUPPAUGE,  NEW YORK - June 17, 2004 - Manchester Technologies Inc. (NASDAQ
NM: MANC), today announced financial results for its third fiscal quarter and nine months ended April 30, 2004.

     On May 28, 2004, the Company sold its end-user information technology fulfillment and professional services business to ePlus, inc., a leading provider of Enterprise Cost Management, in an all cash transaction. The results of operations for the end-user information technology fulfillment and professional services business have been recorded as discontinued operations on the accompanying condensed consolidated statements of operations.

     Revenue from continuing operations for the quarter were $42.4 million as compared with $36.5 million for the comparable quarter last year. Income from continuing operations for the quarter was $432,000 or $0.05 per diluted share as compared with $316,000 or $0.04 per diluted share reported a year ago. Weighted average common shares outstanding used for the computation of diluted earnings per share were 8,533,000 and 7,990,000, respectively.

     Revenue from continuing operations for the nine months were $132.9 million as compared with $123.6 million for the first nine months of last year. Income from continuing operations for the nine months was $2.0 million or $0.24 per diluted share as compared with $2.8 million or $0.35 per diluted share reported a year ago.

     Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated, "As a result of the sale of our end-user IT product and service business on May 28, 2004, we are now better positioned to concentrate our efforts on our display solutions business. The display technology market is expected to continue to grow and we remain a dominant player in this market. Revenues from the sales of display solutions increased 21% as compared to the third quarter of last year and 17% as compared to the first nine months of last year."

     The Company ended the quarter with cash and cash equivalents of $13.2 million, working capital of $35.3 million, total assets of $94.1 million and shareholders' equity of $44.9 million.

MANCHESTER TECHNOLOGIES, INC.

Page 2
About Manchester Technologies, Inc.
Manchester Technologies, Inc. is a single-source solutions provider specializing in display technology, and prior to the sale of its end-user IT product and services business, hardware and software procurement, custom networking, security, IP telephony, remote management, application development/e-commerce, storage, enterprise and Internet solutions. Manchester offers a complete line of products and peripherals for customers' display technology requirements. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com



Statement Under the Private Securities Litigation Reform Act

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued intense competition in the computer industry, continued deterioration in average selling prices of personal computers and display technologies, a decrease in the growth of the display technology market, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2003, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.






                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                    Unaudited

                                                 Three months ended April 30,     Nine months ended April 30,
                                                    2004            2003              2004            2003
                                                    ----            ----              ----            ----
Revenue                                            $42,448        $36,533           $132,943        $123,636

Cost of Revenue                                     38,509         33,137            119,712         110,432
                                                    ------         ------            -------         -------
       Gross profit                                  3,939          3,396             13,231          13,204


Selling, general and
    administrative expenses                          3,149          2,847              9,735           8,657
                                                     -----          -----              -----           -----
       Income from operations                          790            549              3,496           4,547
Interest and other income (expense), net               (70)           (22)              (166)            146
                                                       ----           ---                ----            ---
       Income from continuing operations
           before income taxes                         720            527              3,330           4,693
Income tax provision                                   288            211              1,312           1,877
                                                      ----            ---              -----           -----
Income from continuing operations                      432            316              2,018           2,816
                                                      ----            ---              -----           -----

Discontinued operations
       Loss from operations of
           discontinued component                     (714)          (484)            (2,314)         (4,594)
       Income tax benefit                              285            194                905           1,837
                                                     -----            ---                ---           -----

       Loss on discontinued operations               (429)           (290)            (1,409)         (2,757)
                                                     -----           -----            -------         -------

Net income                                          $   3         $    26           $    609         $    59
                                                     ====          ======            =======          ======

Income per share from continuing operations
   Basic                                            $0.05           $0.04              $0.25           $0.35
                                                     ====            ====               ====            ====

   Diluted                                          $0.05           $0.04              $0.24           $0.35
                                                     ====            ====               ====            ====

Loss per share from discontinued operations
   Basic                                           $(0.05)         $(0.04)            $(0.18)         $(0.35)
                                                     =====           =====              =====           =====

   Diluted                                         $(0.05)         $(0.04)            $(0.17)         $(0.35)
                                                     ====            =====              =====           =====

Net income per share
   Basic                                            $0.00           $0.00              $0.08           $0.01
                                                     ====            ====               ====            ====

   Diluted                                          $0.00           $0.00              $0.07           $0.01
                                                     ====            ====               ====            ====

Weighted average
  shares outstanding

  Basic                                              8,070          7,990               8,017          7,990
                                                     =====          =====               =====          =====
  Diluted                                            8,533          7,990               8,364          7,990
                                                     =====          =====               =====          =====

                            - More Tables To Follow -
                                       3

                 Manchester Technologies, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                     (in thousands except per share amounts)

                                                           April 30, 2004          July 31, 2003
                                                               (Unaudited)         -------------
                                                               -----------
Assets
Current assets:
  Cash and cash equivalents                                          $13,241               $ 8,553
  Accounts receivable, net                                            33,297                35,117
  Inventory                                                           25,805                 9,605
  Deferred income taxes                                                  603                   603
  Prepaid taxes                                                           42                 1,704
  Prepaid expenses and other current assets                              703                   709
  Assets held for sale                                                 2,881                     -
                                                                   ---------            ----------

         Total current assets                                         76,572                56,291

Property and equipment, net                                           12,894                13,985
Goodwill, net                                                          3,735                 6,439
Deferred income taxes                                                    757                   757
Other assets                                                             134                   278
                                                                        ----                   ---

Total assets                                                         $94,092               $77,750
                                                                      ======                ======

Liabilities and shareholders' equity
Current liabilities:
  Accounts payable and accrued expenses                              $40,992               $24,752
   Deferred service contract revenue                                       -                   666
   Current portion of capital lease obligations                          237                   212
                                                                     -------             ---------

         Total current liabilities                                    41,229                25,630

Deferred compensation payable                                            263                   263
Capital lease obligations, net of current portion                      7,749                 7,923
                                                                       -----              --------

         Total liabilities                                            49,241                33,816
                                                                      ------               -------

Shareholders' equity:
  Preferred stock, $.01 par value; 5,000  shares
   authorized, none issued                                                 -                     -
  Common stock, $.01 par value; 25,000  shares authorized,
   8,071 and 7,990 shares issued and outstanding                          81                    80
  Additional paid-in capital                                          19,249                18,942

  Deferred compensation                                                  (13)                  (13)

  Retained earnings                                                   25,534                24,925
                                                                      ------                ------

         Total shareholders' equity                                   44,851                43,934
                                                                      ------                ------

         Total liabilities and shareholders' equity                  $94,092               $77,750
                                                                      ======               =======

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